Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-217818, 333-199009, and 333-198049) on Form S-8 of USA Technologies, Inc. of our reports dated August 22, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of USA Technologies, Inc. which appears in this Annual Report on Form 10-K for the year ended June 30, 2017.

/s/ RSM US LLP

New York, NY

August 22, 2017